Exhibit 99.1

Intelligent Protection Management Corp. Signs Definitive
Agreement to Acquire Advanced Technology Distributors
Business

Transaction Poised to Expand Managed Services Capabilities and Establish Platform for Continued Growth

JERICHO, NY / ACCESS Newswire / October 22, 2026 / Intelligent Protection Management Corp. (“IPM,” “we,” “us,” “our” or the “Company”) (Nasdaq: IPM), a managed technology solutions provider focused on enterprise cybersecurity and cloud infrastructure, today announced that it has entered into a definitive agreement (the “Purchase Agreement”) with Advanced Technology Distributors Inc. (“AdTech”) pursuant to which IPM will acquire AdTech’s information technology, telecommunications, connectivity, managed services and related infrastructure solutions business (the “Business”) for a purchase price of up to $2.7 million, subject to customary adjustments (the “Transaction”).

As part of the Transaction, AdTech will contribute the Business to AdTech IT LLC (“JVCo”), its wholly owned subsidiary, and IPM will acquire the outstanding membership interests of JVCo, in two stages, pursuant to the terms of the Purchase Agreement. IPM did not pay any consideration in connection with the signing of the Purchase Agreement.

AdTech provides information technology, telecommunications, connectivity and managed services to small and medium-sized businesses throughout central and northern California and beyond.

Transaction Structure and Key Terms

●	Acquisition of 49% at the First Closing; remaining 51% at the Final Closing. The Transaction is structured in two stages, such that (i) at the initial closing (the “First Closing”) AdTech will contribute its operating assets related to the Business to JVCo and IPM will initially acquire 49% of the issued and outstanding membership interests of JVCo and (ii) at a subsequent closing (the “Final Closing”) IPM will acquire the remaining 51% of the issued and outstanding membership interests of JVCo, in each case pursuant to and subject to the terms of the Purchase Agreement.

●	Two-stage closing tied to CLEC License approvals. The First Closing is expected to occur promptly after the California Public Utilities Commission (the “CPUC”) approves a Tier 2 Advice Letter relating to the transfer of AdTech’s competitive local exchange carrier license (the “CLEC License”) to JVCo (the “Tier 2 Advice Letter Approval”). The Final Closing is expected to occur promptly after the CPUC approves a change-of-control filing relating to the CLEC License (the “CLEC License Change of Control Approval”). Each closing also remains subject to other conditions set forth in the Purchase Agreement.

●	Consideration of up to $2.7 million. The Transaction provides for aggregate consideration of up to $2.7 million, including a cash payment at the First and Final Closings, a seller note and a performance-based earnout payment payable upon achievement of certain milestones.

●	JVCo becomes a wholly owned subsidiary of IPM. Following the Final Closing, JVCo will become a wholly owned subsidiary of IPM.

Strategic Expansion of Core Services and Platform for Long-Term Growth

Jason Katz, Chairman and Chief Executive Officer of IPM, stated: “This transaction represents an important milestone in the continued execution of our growth strategy. AdTech has built a strong managed services business throughout California supported by long-standing customer relationships and a recurring revenue model that aligns closely with our existing managed solutions practice. We believe the combination will enhance customer engagement and drive opportunity growth by cross-selling each company’s highly complementary IT services and solutions across a larger combined base of customers.”

Mr. Katz continued: “AdTech serves a diverse base of businesses that rely on trusted advisors to help manage critical technology needs. By bringing our organizations together, we will enhance existing services and the associated client outcomes with IPM’s deep expertise in cybersecurity, private cloud, managed IT, hosting and other technology-related consulting services. We believe this transaction will strengthen our position as a comprehensive managed technology solutions partner while supporting sustainable long-term growth.”

James Lawson, founder and President of AdTech, added: “Throughout our history, our focus has been on helping customers navigate an increasingly complex technology landscape. We are excited to combine IPM’s additional expertise with the skills and experience of our AdTech team to better serve our customers. IPM’s cybersecurity expertise, managed IT capabilities and advanced security solutions will complement our existing strengths and expand the support and services we can offer. Our customers will continue working with the AdTech team they know and trust, and signing this agreement does not change their existing contracts or services. We look forward to building on those relationships and continuing to deliver the high level of service and support our customers expect.”

The Company believes the Transaction will further strengthen its managed services platform by expanding its customer reach, increasing recurring revenue opportunities and creating additional pathways to deliver complementary solutions across a broader client base.

Mr. Katz concluded, “We remain focused on building a strong, customer-centric technology platform through disciplined growth initiatives. Undertakings such as this allow us to expand our capabilities, broaden our customer relationships and position the Company to capitalize on opportunities in the evolving managed services market.”

Transaction Highlights and Expected Synergies

Key attributes of the Business and expected synergies include:

●	Expanding IPM’s managed services customer base through the addition of a business with highly consistent recurring revenue.

●	Increasing opportunities to deliver cybersecurity, hosting, cloud and managed IT solutions to a broader customer base.

●	Enhancing recurring revenue visibility and long-term customer relationships.

●	Creating meaningful cross-selling opportunities across both organizations.

●	Supporting IPM’s strategy of building a scaled managed technology services platform.

Advisors

Haynes and Boone, LLP is serving as legal counsel to IPM. Virtus Law, PLLC is serving as legal counsel to AdTech.

About Intelligent Protection Management Corp.

Intelligent Protection Management Corp. (Nasdaq: IPM) is a managed technology solutions provider focused on cybersecurity and cloud infrastructure. IPM provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery and other related services, including consulting and implementing technology solutions for enterprise and commercial clients across the United States. IPM’s other products include ManyCam. IPM has an over 20-year history of technology innovation and holds 8 patents. For more information, please visit: www.ipm.com

About Advanced Technology Distributors Inc.

Advanced Technology Distributors Inc. is a trusted managed services provider, offering a full line of professional IT solutions. For over 40 years, AdTech has served small and medium sized businesses throughout central and northern California and beyond as a comprehensive information technology partner.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Forward-looking statements in this press release may include, but are not limited to, statements relating to (i) the Transaction and its expected terms, timing and closing, including receipt of the Tier 2 Advice Letter Approval, the CLEC License Change of Control Approval and satisfaction of other closing conditions, (ii) expectations regarding the Company’s ability to effectively integrate the Business and operations of JVCo following the consummation of the Transaction, (iii) the continued listing of the Company’s common stock on The Nasdaq Capital Market and (iv) expectations of future synergies, plans, priorities, focus and benefits of the Transaction, including customer base expansion, enhanced recurring revenue visibility, additional cross-selling opportunities and progress toward building a scaled managed technology services platform. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to (i) the ability of the parties to consummate the Transaction in a timely manner or at all, (ii) satisfaction of the conditions precedent to consummation of the Transaction, including the ability to secure the Tier 2 Advice Letter Approval and the CLEC License Change of Control Approval in a timely manner or at all, (iii) the possibility of litigation relating to the Transaction and (iv) other risks described in the Company’s Securities and Exchange Commission filings. The Company does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise, except as required by applicable securities laws. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof.

Investor Contacts:

Joe Dorame, Roger Weiss

Lytham Partners, LLC

602-889-9680

E: ipm@lythampartners.com

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